Date:    June 13, 2008

IDCENTRIX REPORTS FIRST QUARTER FINANCIAL RESULTS

LOS ANGELES -- iDcentrix, Inc. (OTCBB: IDCX ), a provider of innovative highly secure ID cards and card issuance systems, today announced that for the first quarter of fiscal year 2009, ended April 30, 2008, the Company generated a loss of $613,000, or $0.02 per share basic and diluted, compared to a loss of $183,000, or $0.09 per share basic and diluted, during the first quarter of the prior year.

The Company has not produced any revenue since inception and the loss during the most recent quarter reflects the continuation of the Company’s sales and marketing efforts, along with expenses incurred for basic administration including salaries and professional fees.  During the quarter ended April 30, 2007, the Company had minimal operations and its expenses were lower.

CEO Francine Dubois commented, “During the most recent quarter we attended several trade shows where our products were well received.  We are targeting several governmental agencies in Latin America and are looking to partner with local prime contractors to address projects best suited for our technology.”

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About iDcentrix:
iDcentrix Inc. (OTCBB: IDCX), based in El Segundo, CA, has licensed a patented technology providing highly secure identification cards based on Swiss banknote paper and polycarbonate. Unlike other ID cards on the market, the iDcentrix card cannot be duplicated or counterfeited thereby guaranteeing the integrity of the card data and the identity of the cardholder. The company sells the ID card production equipment and consumables to corporate and governmental card issuers and also issues cards by partnering with local card manufacturers. For more information go to www.idcentrix.com

Contacts: iDcentrix Francine Dubois (310) 414-2661 Francine.dubois@idcentrix.com	Casey Sayre & Williams Tracy Olmstead Williams (310) 396-2400 twilliams@cswpr.com

Statement:

This press release may include statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding market acceptance of new products, product performance, product sales, revenues and profits.  These forward-looking statements are based on management’s current expectations and beliefs and are subject to risks and uncertainties that could cause actual results to differ materially, positively or negatively, from those described in the forward-looking statements.  In particular, factors that could cause actual results to differ materially from those in forward-looking statements include, our inability to obtain additional financing on acceptable terms, or at all; the failure of the technology that we license, our products and services, to gain widespread market acceptance; standards that may be adopted our inability to attract and retain additional employees to respond to business opportunities, our dependence upon intellectual property licensed from third parties and the validity and enforceability of that intellectual property; any circumvention or sabotage by third parties of the security systems used in our products and services that could damage our reputation; industry, competitive and technological changes; the loss of, and failure to replace any significant customers; the composition, timing and size of orders from and shipments to major customers; inventory obsolescence; the performance of suppliers and subcontractors; risks associated with international operations and foreign currency fluctuations; the state of the U.S. and global economies in general and other risks detailed in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and are not guarantees of future performance.  We undertake no obligation to publicly update or revise any forward-looking statements. When used in this document, the words “believe”, “expect”, “anticipate”, “estimate”, “project”, “plan”, “should”, “intend”, “may”, “will”, “would”, “potential”, and similar expressions may be used to identify forward-looking statements. This document does not constitute an offer or solicitation as to any securities.